Exhibit 10.2

This warrant and the securities issuable upon exercise of this warrant HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, or otherwise TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT in accordance with applicable state securities laws OR (B) AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY AND ITS TRANSFER AGENT OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER THE SECURITIES ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

Warrant No. 1	Date of Issuance: December 22, 2020

WHEELER REAL ESTATE INVESTMENT TRUST, INC.

COMMON STOCK PURCHASE WARRANT

FOR VALUE RECEIVED, Wheeler Real Estate Investment Trust, Inc., a Maryland corporation (the “Company”), hereby certifies that Powerscourt Investments XXII, LP, a Delaware limited partnership (together with its successors and assigns, the “Holder”), is entitled to purchase from the Company, at any time or from time to time on or after the date hereof and before 5:00 p.m., Eastern time, on the 36-month anniversary of the date of issuance hereof (such date, the “Expiration Date,” and such period, the “Exercise Period”), all or any portion of an aggregate amount equal to 496,415 shares of the Company’s common stock, $0.01 par value per share (“Common Stock”), outstanding immediately prior to the Effective Date (such shares, the “Warrant Shares,” and together with this Warrant, the “Securities”) for $3.12 per share (subject to adjustment as provided herein, the “Exercise Price”), upon the terms and subject to the conditions set forth herein.

This Warrant is hereby issued in connection with, and is a condition precedent to, the Financing Agreement, dated as of December 22, 2020 (the “Financing Agreement”), by and among the Company as borrower, each Subsidiary of the Company party thereto as a guarantor, the lenders from time to time party thereto, and Powerscourt Investments XXII, LP as administrative agent and collateral agent. Unless otherwise separately defined herein, all capitalized terms used in this Warrant shall have the respective meanings ascribed to them in the Financing Agreement.

1.	REGISTER. The Company shall properly maintain books for the registration and any transfer of this Warrant. Upon the initial issuance of this Warrant, the Company shall issue and register this Warrant in the name of the Holder.

2.	No Impairment.

2.1	The Company shall not, by amendment of its organizational documents or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant but will at all times in good faith take any and all action as may be necessary, appropriate, or reasonably requested by the Holder, in order to protect the rights of the Holder against dilution or other impairment.

2.2	Without limiting the generality of the foregoing, the Company (a) will at all times reserve and keep available, solely for issuance and delivery upon exercise of this Warrant, the maximum number of authorized but unissued Warrant Shares issuable from time to time upon the exercise of this Warrant; (b) will not increase the par value of the shares receivable upon exercise of this Warrant above the amount payable in respect thereof upon such exercise; (c) will take all such action as may be necessary or appropriate to ensure that upon the exercise of this Warrant (or any portion of it), the Company duly authorizes, and validly and legally issues, fully paid and nonassessable Warrant Shares, owned of record and beneficially by the Holder (or its designee), free and clear of all liens, charges, encumbrances, or other adverse claims or restrictions on title or transfer of any nature whatsoever, and without violation of any preemptive or similar rights; and (d) will use its commercially reasonable efforts to obtain any authorization, consent, order or exemption of or from any governmental authority as may be necessary to enable the Company to perform its obligations hereunder.

3.	Exercise of Warrant.

3.1	Exercise for Cash. At any time and from time to time during the Exercise Period, the Holder may exercise this Warrant as to all or any portion of the whole number of unexercised Warrant Shares by: (a) surrender of this Warrant (in whole or in part) (or, in the event of its loss, theft, destruction, or mutilation, evidence thereof), accompanied by an executed exercise notice, in the form attached hereto as Exhibit A (an “Exercise Notice”), to the Company at its principal office at 2529 Virginia Beach Boulevard, Suite 200, Virginia Beach, Virginia 23452, and (b) payment, in the amount of the aggregate Exercise Price in respect of the Warrant Shares as to which this Warrant is being exercised, made by (solely at the Holder’s option) cash, check payable to the order of the Company, or wire transfer of funds to an account designated in writing by the Company) (each date of delivery of such Exercise Notice, a “Cash Exercise Date”).

3.2	CASHLESS EXERCISE. Notwithstanding any other provision hereof to the contrary, the Holder may elect to receive, without payment by the Holder of the aggregate Exercise Price in respect of the shares of Common Stock to be acquired, shares of Common Stock of equal value to the value of all or any portion of the whole number of unexercised Warrant Shares by: surrender of this Warrant (in whole or in part) (or, in the event of its loss, theft, destruction, or mutilation, evidence thereof), accompanied by an executed Exercise Notice, to the Company at its principal office at 2529 Virginia Beach Boulevard, Suite 200, Virginia Beach, Virginia 23452 (each date of delivery of such Exercise Notice, a “Cashless Exercise Date,” and together with any “Cash Exercise Date,” an “Exercise Date”). Upon delivery thereof, the Company shall issue to the Holder the number of fully paid, validly and legally issued and nonassessable shares of Common Stock, as is computed using the following formula:

where

X = the number of shares of Common Stock that the Holder is entitled to acquire;

Y = the total number of shares of Common Stock for which the Holder has elected to exercise this Warrant on the applicable Cashless Exercise Date (including, for the avoidance of doubt, shares to be issued to the Holder and shares as to which the purchase rights are to be canceled as payment therefor);

A = the volume-weighted average price per share of Common Stock on the Nasdaq Capital Market (or any other national securities exchange on which the shares of Common Stock are then listed) reported by Bloomberg L.P. for the twenty (20) trading days immediately prior to (but not including) the applicable Cashless Exercise Date (or, if such volume-weighted average price per share of Common Stock during such twenty (20)-trading day period is unavailable, the market value of one (1) share of Common Stock during such twenty (20)-trading day period as determined in good faith by the Company’s Board of Directors and the Holder, using a volume-weighted average price method); and

B = the Exercise Price in effect under this Warrant on the applicable Cashless Exercise Date.

3.3	Issuance VIA BOOK-ENTRY OR CertificateD FORM; dELIVERY OF NEW WARRANT. Upon the exercise of this Warrant (in whole or in part), the Company will, as promptly as practicable (and in any event within ten (10) days after the applicable Exercise Date), at its expense (including the payment by the Company of any applicable issue or transfer taxes), issue in book-entry form and deliver (or cause to be issued and delivered) to the Holder (or the Holder’s designee, as specified in the Exercise Notice) the number of duly authorized, validly and legally issued, fully paid and nonassessable Warrant Shares to which the Holder is entitled upon such exercise of this Warrant; provided, however, that (solely at the Holder’s option) the Company will execute, issue, and deliver (or cause to be executed, issued, and delivered) to the Holder a certificate or certificates for such Warrant Shares. This Warrant shall be deemed to have been so exercised, and the Warrant Shares so purchased shall be deemed to have been issued to the Holder (or the Holder’s designee, as specified in the Exercise Notice) as the record owner of such shares, each as of the close of business on the applicable Exercise Date. The Warrant Shares (and, if applicable, certificate(s) representing the Warrant Shares) so delivered shall be in such denomination(s) as may be requested by the Holder and shall be registered in the name of the Holder (or such other name as may be designated by the Holder, as specified in the Exercise Notice). Any such certificate(s) shall be dated and shall be deemed to be effective as of the date of the for applicable Exercise Date, notwithstanding any delays in the actual execution, issuance, or delivery of the certificate(s). In the event that this Warrant is exercised as to less than the aggregate amount of all shares issuable upon exercise of this Warrant held by the Holder, the Company shall, at its expense, concurrently with the delivery of the exercised Warrant Shares (and, if applicable, certificate(s) representing such Warrant Shares) issue and deliver a new Warrant to the Holder evidencing the right to purchase the aggregate number of shares as to which this Warrant remains unexercised.

3.4	FRACTIONAL SHARES. In respect of any fractional Warrant Share, upon the Holder’s exercise of this Warrant (in whole or in part), the Company shall pay the Holder an amount in cash equal to the product of such fraction, multiplied by the Market Price (as defined below in Section 3.5) of one (1) full share of Common Stock on the applicable Exercise Date, in lieu of issuance of any share of Common Stock.

3.5	ADJUSTMENTS. Pursuant to the provisions of this Section 3.5, the Exercise Price and number of Warrant Shares subject to this Warrant shall be subject to adjustment from time to time as set forth herein.

3.5.1	If the Company, at any time or from time to time while this Warrant is outstanding, pays a dividend or makes a distribution on its Common Stock in shares of Common Stock, subdivides its outstanding shares of Common Stock into a greater number of shares, combines its outstanding shares of Common Stock into a smaller number of shares, or issues by reclassification of its outstanding shares of Common Stock any shares of its capital stock (including in connection with a consolidation or merger in which the Company is the continuing corporation), then: (i) the Exercise Price in effect immediately prior to (but not including) the date on which such change becomes effective shall be reduced (and in no event increased) to an Exercise Price equal to the product of (x) such Exercise Price and (y) a fraction, (A) the numerator of which is the number of shares of Common Stock outstanding immediately prior to such change and (B) the denominator of which is the number of shares of Common Stock outstanding immediately after giving effect to such change; and (ii) the number of Warrant Shares purchasable upon exercise of this Warrant shall be increased to a number equal to the product of (x) the number of Warrant Shares purchasable upon exercise immediately prior to (but not including) the date on which such change becomes effective and (y) a fraction, (A) the numerator of which is the Exercise Price in effect immediately prior to the date on which such change becomes effective and (B) the denominator of which is the Exercise Price in effect immediately after giving effect to such change, calculated in accordance with clause (i) above. Such adjustments shall be made successively whenever any event described in this subsection occurs.

3.5.2	In the event of any (i) capital reorganization or reclassification of the capital stock of the Compay, or any winding up or liquidation of the Company, (ii) consolidation or merger of the Company with another entity in which the Company is not the survivor, (iii) sale, transfer, or other disposition of all or substantially all of the Company’s assets to another entity, or (iv) purchase offer, tender offer, or exchange offer pursuant to which holders of Common Stock are permitted to sell, tender, or exchange their shares for other securities or assets, and such offer has been accepted by the holders of fifty percent (50%) or more of the outstanding shares of Common Stock (each, a “Fundamental Transaction”), then as a condition of such Fundamental Transaction, lawful and adequate provision shall be made whereby the Holder shall thereafter have the right to purchase and receive upon the terms applicable thereto, and upon the terms and conditions specified herein, and in lieu of the Warrant Shares immediately issuable upon exercise of this Warrant, the aggregate amount of such securities or assets as would have been issuable or payable with respect to or in exchange for a number of Warrant Shares equal to the number of Warrant Shares immediately theretofore issuable upon exercise of this Warrant, had such Fundamental Transaction not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of the Holder such that the provisions hereof shall thereafter be applicable, as nearly equivalent as may be practicable in relation to any securities or assets thereafter deliverable upon the exercise hereof. The Company shall not effect any Fundamental Transaction unless, prior to or simultaneously with the consummation thereof, the survivor (if not the Company) resulting from such consolidation or merger, the corporation acquiring such assets, or another appropriate entity, shall assume the obligation to deliver to the Holder, at the last address of the Holder appearing on the books of the Company, such securities and assets as, in accordance with the foregoing, the Holder may be entitled to purchase, and the other obligations under this Warrant. The provisions of this subsection shall similarly apply to any successive Fundamental Transactions. Notwithstanding the foregoing, in the event of a Fundamental Transaction, at the request of the Holder before the ninetieth (90th) day after such Fundamental Transaction, the Company (or the survivor) shall purchase this Warrant from the Holder by paying to the Holder, within five (5) Business Days after such request (or, if later, on the effective date of the Fundamental Transaction), cash in an amount equal to the Black Scholes Value (as defined below in subsection 3.5.7) of the remaining unexercised portion of this Warrant on the date of such Fundamental Transaction; provided that the foregoing shall not apply to a Fundamental Transaction in which a successor entity (a “Public Successor”) whose common stock is quoted or listed for trading on an Eligible Market (as defined below in subsection 3.5.7) assumes this Warrant and the Warrant Shares immediately issuable upon exercise of this Warrant may be exercisable for the publicly traded common stock of such Public Successor.

3.5.3	In the event that the Company fixes a payment date for making a distribution to all holders of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the surviving entity) of evidences of indebtedness or assets (other than cash dividends or cash distributions payable out of consolidated earnings or earned surplus or dividends or distributions referred to in subsection 3.5.1), or subscription rights or warrants, then the Exercise Price to be in effect after such payment date shall be an amount equal to the product of (x) the Exercise Price in effect immediately prior to (but not including) such payment date and (y) a fraction, (A) the numerator of which is the total number of shares of Common Stock outstanding, multiplied by the Market Price (as defined below in subsection 3.5.7) per share of Common Stock immediately prior to (but not including) such payment date, less the fair market value (as determined in good faith by the Company’s Board of Directors) of such assets or evidences of indebtedness so distributed, or of such subscription rights or warrants, and (B) the denominator of which is the total number of shares of Common Stock outstanding, multiplied by such Market Price per share of Common Stock immediately prior to (but not including) such payment date. Such adjustment shall be made successively whenever such a payment date is fixed.

3.5.4	If, after the date of issuance of this Warrant, the Company issues and sells in a public offering or a private placement shares of Common Stock or other securities convertible into or exchangeable for Common Stock for cash at a net price per share (i.e., after the deduction of any underwriting discounts or commissions or placement agent fees, as applicable, and any other expenses incurred by the Company that are attributable to the offering) that is less than: (i) in the case of a public offering, the most recently reported closing price of the Common Stock prior to the announcement of such public offering, or (ii) in the case of a private placement, the most recently reported closing price of the Common Stock prior to the execution of the purchase agreement for such private placement (in either case, a “Secondary Capital Raise”), the Exercise Price in effect immediately after the Secondary Capital Raise shall be adjusted to equal the product of (x) the Exercise Price in effect immediately prior to announcement of the Secondary Capital Raise and (y) a fraction, (A) the numerator of which is the net cash proceeds received by the Company per share in such Secondary Capital Raise (i.e., after the deduction of any underwriting discounts or commissions or placement agent fees, as applicable, and any other expenses incurred by the Company that are attributable to the offering) and (B) the denominator of which is the last reported closing price of the Common Stock prior to either (i) the announcement of the Secondary Capital Raise in the case of a public offering or (ii) the execution of the applicable purchase agreement in the case of a private placement. This subsection 3.5.4 does not apply to (i) any of the transactions described in subsections 3.5.1–3.5.3 hereof, (ii) the exercise of this Warrant, or the conversion or exchange of other securities convertible or exchangeable for Common Stock, or the issuance of Common Stock upon the exercise of this Warrant or other securities convertible or exchangeable for Common Stock, or (iii) Common Stock (and options exercisable therefor) issued to the Company’s employees, officers, directors, consultants, or advisors (regardless of whether in such capacity on the date of exercise) under bona fide employee benefit plans or stock option plans adopted by the Company’s Board of Directors and approved by the holders of Common Stock when required by law, if such Common Stock would otherwise be covered by this subsection 3.5.4. For any shares of Common Stock that may be issued pursuant to any at-the-market offering, controlled equity or similar programs (an “ATM Program”), this subsection 3.5.4 shall apply but the Exercise Price shall be adjusted solely by the percentage sales commission payable to the sales agent pursuant to the sales or other similar agreement entered into by and between the Company and such agent in connection with the establishment of such ATM Program and only as a one-time adjustment made as of the date of execution of any such agreement. For the avoidance of doubt, any offering of securities by a party unaffiliated to the Company and for which the Company does not receive any proceeds will not be subject to an adjustment as described in this subsection 3.5.4.

3.5.5	An adjustment to the Exercise Price shall become effective immediately after the payment date in the case of each dividend or distribution and immediately after the effective date of each other event that requires an adjustment.

3.5.6	In the event that as a result of an adjustment made pursuant to this Section 3.5, the Holder becomes entitled to receive any shares of capital stock of the Company other than shares of Common Stock, the number of such other shares so receivable upon exercise of this Warrant shall be subject thereafter to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Shares contained in this Warrant.

3.5.7	Not less than ten (10) Business Days prior to the record date or effective date, as the case may be, of any event that requires or might require an adjustment pursuant to this Section 3.5, the Company shall give to the Holder written notice of such event, describing such event in reasonable detail and specifying the record date or effective date, as the case may be. Such notice shall include the Company’s certification of the computations, which shall have been made by the Company in good faith, of the required adjustment and the computation thereof (provided that if the required adjustment is not determinable at the time of the notice, the Company shall give such notice to the Holder promptly after such adjustment becomes determinable).

3.5.8	Certain Definitions.

(a)	“Black Scholes Value” means the value of this Warrant based on the Black and Scholes Option Pricing Model obtained from the “OV” function on Bloomberg using (i) a price per share of Common Stock equal to the weighted average price of the Common Stock for the trading day immediately preceding the date of consummation of the applicable Fundamental Transaction, (ii) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of this Warrant as of the date of consummation of the applicable Fundamental Transaction, and (iii) an expected volatility equal to the greater of thirty percent (30%) and the 100-day volatility obtained from the HVT function on Bloomberg determined as of the trading day next following the date of the public announcement of the applicable Fundamental Transaction.

(b)	“Eligible Market” means the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, or the NYSE American (or any successors to any of the foregoing).

(c)	“Market Price” as of a particular date (the “Valuation Date”) means: (i) if the Common Stock is then listed on the Nasdaq Capital Market or any other national securities exchange, the closing sale price of one (1) share of Common Stock on such exchange on the last trading day prior to the Valuation Date; (ii) if the Common Stock is then quoted on the Over-the-Counter Bulletin Board (the “Bulletin Board”) or any similar quotation system or association, the closing sale price of one (1) share of Common Stock on the Bulletin Board or such other quotation system or association on the last trading day prior to the Valuation Date or, if no such closing sale price is available, the average of the high bid and the low asked price quoted thereon on the last trading day prior to the Valuation Date; or (iii) if the Common Stock is not then listed on a national securities exchange or quoted on the Bulletin Board or such other quotation system or association, the fair market value of one (1) share of Common Stock as of the Valuation Date, as determined in good faith by the Company’s Board of Directors and the Holder. If the Common Stock is not then listed on a national securities exchange, the Bulletin Board, or any other quotation system or association, the Company’s Board of Directors shall respond promptly in writing to an inquiry by the Holder prior to the exercise hereunder as to the fair market value of a share of Common Stock as determined by the Company’s Board of Directors. In the event that the Company’s Board of Directors and the Holder are unable to agree upon the fair market value in respect of subpart (iii) of this subsection, the Company and the Holder shall jointly select an appraiser who is experienced in such matters. The decision of such appraiser shall be final and conclusive, and the cost of such appraiser shall be borne equally by the Company and the Holder.

4.	LIMITATIONS ON EXERCISE. Notwithstanding any other provision hereof to the contrary, the number of Warrant Shares that may be acquired by the Holder upon any exercise of this Warrant (or otherwise in respect hereof) shall be limited to the extent necessary to ensure that following such exercise (or other issuance) the total number of shares of Common Stock then beneficially owned by such Holder and any other persons whose beneficial ownership of Common Stock would be aggregated with the Holder’s ownership thereof pursuant to Sections 542(a)(2) and 544 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) (as those sections are used in Section 856(h) of the Code), does not exceed 9.8% of the total number of issued and outstanding shares of Common Stock (including for such purpose the shares of Common Stock issuable upon such exercise) unless the Company’s Board of Directors has, in its sole discretion, granted the Holder a waiver from the stock ownership limitations set forth in the Company’s Governing Documents. This Section shall not restrict the number of shares of Common Stock that the Holder may receive or beneficially own in order to determine the amount of securities or other consideration that such Holder may receive in the event of a transaction contemplated by Section 3.5 hereof. This restriction may not be waived.

5.	CONDITIONAL EXERCISE. Notwithstanding any other provision hereof to the contrary, if an exercise of any portion of this Warrant is to be made in connection with a public offering or a sale of the Company (pursuant to a merger, sale of securities, or otherwise), such exercise may (at the Holder’s election) be conditioned upon the consummation of such transaction, in which case such exercise shall not be deemed to be effective until immediately prior to the consummation of such transaction.

6.	Payment of Taxes. The Company will pay all expenses in connection with, and all taxes attributable to, the issuance or delivery of Warrant Shares issuable upon the exercise of this Warrant; provided, however, that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance or delivery of any certificates for Warrant Shares in a name other than that of the Holder in respect of which such shares are issued, and in such case, the Company shall not be required to issue or deliver any certificate for Warrant Shares until the person requesting such issuance or delivery has paid to the Company the amount of such tax or has established that such tax has been paid.

7.	REPRESENTATIONS AND WARRANTIES oF THE COMPANY. The Company hereby represents and warrants to the Holder as follows:

7.1.1	The Company is a corporation duly incorporated, validly existing, and in good standing under the laws of the State of Maryland. The Company has all requisite power and authority to own and operate its assets and properties and to conduct its business as now conducted and as presently contemplated, and it is duly qualified to do business and is in good standing (in each case to the extent that such concepts are recognized) in each jurisdiction where such qualification or good standing is required. The Company has all requisite power and authority to execute and deliver this Warrant and that certain Registration Rights Agreement, of even date herewith, the form of which is attached as Exhibit C hereto (the “Registration Rights Agreement” and together with this Warrant, the “Transaction Documents”), to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby, including the issuance of the Warrant Shares. Assuming the due authorization, execution, and delivery of this Warrant and each other Transaction Document (and any Warrant issued in substitution for or replacement of this Warrant) by the Holder and any other parties thereto, this Warrant and each other Transaction Document constitutes (and any such substitute or replacement Warrant will constitute), respectively, a valid, legal, and binding obligation of the Company, enforceable against the Company in accordance with its or their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

7.1.2	The Company’s execution and delivery of the Transaction Documents, its performance of its obligations hereunder and thereunder, and the consummation of the transactions contemplated hereby and thereby: (a) have been duly authorized by all requisite action of the Company and of Wheeler REIT, L.P., a Virginia limited partnership (the “Partnership”), and no other action on the part of the Company or the Partnership is required with respect thereto; (b) do not and will not contravene, conflict with, result in a breach or violation of, constitute a default (with or without notice, the lapse of time, or both, would constitute a default) under, or permit any termination, amendment, or acceleration of the provisions of, in each case as applicable: (i) any material Requirement of Law or any rules or regulations of the Nasdaq Capital Market applicable to the Company, its Subsidiaries, the Partnership, or their properties or assets, (ii) the Governing Documents of the Company or the Partnership, or (iii) any material Contractual Obligation to which the Company or the Partnership is party or by which their properties or assets are bound or affected; (c) do not and will not result in the creation of any Lien upon or with respect to any of its properties or assets.

7.1.3	Neither the Company nor any of its Subsidiaries is required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency or any regulatory commission, board, body, authority, or self-regulatory agency, or any other Person in order for the Company to execute, deliver, or perform any of its obligations under or contemplated by the Transaction Documents, in each case in accordance with the terms hereof or thereof (other than (x) any consent, authorization, or order that has been obtained as of the date hereof, (y) any filing or registration that has been made as of the date hereof, or (z) any filings which may be required to be made by the Company with the Securities and Exchange Commission (the “SEC”), state securities administrators, or the Nasdaq Capital Market pursuant to the Registration Rights Agreement; provided that, for purposes of the representation made in this sentence, the Company is assuming and relying upon the accuracy of the representations and warranties of the Holder herein). The Company is unaware of any facts or circumstances that might prevent the Company from obtaining or effecting any registration, application, or filing pursuant to the preceding sentence. The Company is not in violation of the listing requirements of the Nasdaq Capital Market and has no knowledge of any facts that would reasonably be expected to lead to delisting or suspension of the shares of Common Stock in the foreseeable future.

7.1.4	This Warrant is (and any Warrant issued in substitution for or replacement of this Warrant will be) duly authorized and validly and legally issued. All Warrant Shares issuable upon the exercise of this Warrant, when issued in accordance with the terms hereof, will be duly authorized, validly and legally issued, fully paid, and nonassessable, without violation of any preemptive or similar rights, and free and clear of all liens, charges, encumbrances, or other adverse claims or restrictions on title or transfer of any nature whatsoever.

7.1.5	The Company has reserved, solely for issuance and delivery upon exercise of this Warrant, the maximum number of authorized but unissued Warrant Shares issuable from time to time upon the exercise of this Warrant.

7.1.6	None of the Company, its Subsidiaries, its or their Affiliates, or, to the Company’s knowledge, any Person acting on its or their behalf, has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act (“Regulation D”)) in connection with the offer or sale of the Securities. Neither the Company nor any of its Subsidiaries has engaged any placement agent or other agent in connection with the sale of the Securities.

7.1.7	None of the Company, its Subsidiaries, its or their Affiliates, or, to the Company’s knowledge, any Person acting on its or their behalf, has directly or indirectly made any offer or sale of any security or solicited any offer to buy any security, under circumstances that would require registration of the issuance of any of the Securities under the Securities Act, whether through integration with prior offerings or otherwise, or caused this offering of the Securities to require approval of the stockholders of the Company for purposes of any applicable stockholder approval provisions, including under the rules and regulations of the Nasdaq Capital Market. None of the Company, its Subsidiaries, its or their Affiliates or, to the Company’s knowledge, any Person acting on its or their behalf, will take directly or indirectly any action or step referred to in the preceding sentence that would require registration of the issuance of any of the Securities under the Securities Act or cause the offering of the Securities to be integrated with other offerings for purposes of any such applicable stockholder approval provisions.

7.1.8	The Company has timely filed all reports, schedules, forms, statements, and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Securities Exchange Act”) (all of the foregoing filed prior to the date hereof, all exhibits included therein, and all financial statements, notes, and schedules thereto and documents incorporated by reference therein, collectively, the “SEC Documents”). As of their respective filing dates, the SEC Documents conformed in all material respects with the requirements of the Securities Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time that they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

8.	REPRESENTATIONS AND WARRANTIES OF THE HOLDER. The Holder hereby represents and warrants to the Company that, as of the date hereof, the Holder is an “accredited investor” (as defined in Regulation D). The Holder is acquiring this Warrant, and the Warrant Shares issuable upon the exercise hereof, for its own account, for investment purposes only and not with a view towards, or for resale in connection with, any public sale or distribution thereof, except pursuant to sales registered or exempted under the Securities Act; provided, however, that by making the representations herein, the Holder does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act and pursuant to the applicable terms of the Transaction Documents.

9.	Restrictive Legend. Executed copies of this Warrant shall be filed in the principal office of the Company. Instruments evidencing all or part of this Warrant shall contain a legend in substantially the form set forth on the first page of this Warrant.

10.	Successors and Assigns; Binding Effect. This Warrant shall be binding upon and inure to the benefit of the Holder and the Company and their respective successors and permitted assigns.

11.	Notices.

11.1	Notices Generally. All notices and other communications provided for hereunder shall be in writing and shall be delivered by hand, sent by registered or certified mail (postage prepaid, return receipt requested), overnight courier, or telecopier. In the case of notices or other communications to the Company or the Holder, as the case may be, they shall be sent to the respective address set forth below (or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties complying as to delivery with the terms of this Section 5.4):

If to the Company:

Wheeler Real Estate Investment Trust, Inc.

2529 Virginia Beach Boulevard

Virginia Beach, VA 23452
Attention: Chief Financial Officer
Telephone: (757) 627-9088
Email: cplum@whlr.us

With a copy (which shall not constitute notice) to:

Cadwalader, Wickersham & Taft LLP

200 Liberty Street, New York, NY 10281

Attention: Daniel Raglan

Telephone: 212-504-6790

Email: Daniel.Raglan@cwt.com

If to the Holder:

Powerscourt Investments XXII, LP

c/o: Maples Fiduciary Services (Delaware) Inc.

Suite 302, 4001 Kennett Pike

Wilmington, DE 19807

Attention: Powerscourt Investments GP, LLC

Telephone: 303-365-0973

Facsimile: 302-300-4063

Email: delawareservices@maples.com

With a copy (which shall not constitute notice) to:

Clifford Chance US LLP

31 West 52nd Street

New York, NY 10019

Attention: James Cotins

Andrew J. Young

Telephone: 212-878-5000

Email: James.Cotins@CliffordChance.com

Andrew.Young@CliffordChance.com

All notices or other communications sent in accordance with this Section 11.1, shall be deemed received on the earlier of the date of actual receipt or three (3) Business Days after the deposit thereof in the mail; provided, that (i) notices sent by overnight courier service shall be deemed to have been given when received and (ii) notices by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient).

11.2	Electronic Communications.

11.2.1	The Company and the Holder may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided, that approval of such procedures may be limited to particular notices or communications. Notices and other communications to the Holder hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Holder.

11.2.2	Unless the Holder otherwise prescribes, (A) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (B) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (A), of notification that such notice or communication is available and identifying the website address therefor; provided, that, for both clauses (A) and (B) above, if such notice, e-mail or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.

12.	Severability. Every provision of this Warrant is intended to be severable. If any term or provision hereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the remainder of this Warrant.

13.	Assignment OR TRANSFER; Replacement of Warrant. Subject to the restrictions of the Securities Act, and relevant state securities law, and the terms of this Warrant, this Warrant is assignable and all rights hereunder are transferable, in whole or part, by the Holder (or by a duly authorized attorney-in-fact) from time to time without charge to the Holder, upon surrender of this Warrant duly endorsed, accompanied by and effected in accordance with the form of Assignment attached hereto as Exhibit B, to the Company at its principal office. Upon such surrender, the Company shall transfer this Warrant on the books maintained by the Company for that purpose; execute and deliver a new Warrant(s) in the name of the assignee(s) and in the denominations specified in such instrument of assignment; issue to the assignee(s) a new Warrant evidencing the portion of this Warrant (if any) not so assigned; and promptly cancel the surrendered Warrant. If this Warrant is assigned, in whole or in part, this Warrant shall be surrendered at the principal office of the Company, and thereupon, in the case of a partial assignment, a new Warrant shall be issued to the holder thereof covering the number of shares not assigned, and the assignee shall be entitled to receive a new Warrant covering the number of shares so assigned. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and appropriate bond or indemnification protection, the Company shall, at its expense, issue a new Warrant of like tenor and exercisable for an equivalent number of Warrant Shares as this Warrant so lost, stolen, mutilated, or destroyed.

14.	Resale Registration. In connection with the execution of this Warrant, the Company and the Holder shall enter into the Registration Rights Agreement by which the Company shall agree, among other things, to register the resale of the shares of Common Stock underlying this Warrant.

15.	Rights of STOCKholders; LIMITATIONS ON LIABILITY. Until this Warrant is exercised, this Warrant shall not entitle the Holder to any of the rights of a stockholder of the Company, except as otherwise specifically provided herein. Nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors thereof. Notwithstanding this Section 15 or any other provision hereof to the contrary, the Company shall contemporaneously provide the Holder with copies of the same notices and other information given to the stockholders of the Company generally.

16.	Amendment. Any term of this Warrant may be amended or waived with the written consent of the Company and the Holder.

17.	Governing Law; Disputes.

(a)	Governing Law. This Agreement and any claims, controversy, dispute, or cause of action (whether in contract or tort or otherwise) based upon, arising out of, or relating to this Agreement and the transactions contemplated hereby shall be governed by, and construed in accordance with, the laws of the State of New York.

(b)	Jurisdiction. Each party hereto hereby irrevocably and unconditionally agrees that it will not commence any action, litigation, or proceeding of any kind or description, whether in law or equity, whether in contract or tort or otherwise, against any other party hereto in any way relating to this Agreement or the transactions relating hereto or thereto, in any forum other than the courts of the State of New York sitting in New York County, and of the United States District Court of the Southern District of New York, and any appellate court thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such action, litigation, or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable Law, in such federal court. Each party hereto agrees that a final judgment in any such action, litigation, or proceeding shall be conclusive and may be enforced in other jurisdictions by suit upon judgment or in any other manner provided by law.

(c)	Waiver of Venue. Each party hereto irrevocably waives to the fullest extent permitted by law any objection that it may now or hereafter have to the laying of the venue of any suit, action, or proceeding arising out of or relating to this Agreement and hereby further irrevocably waives to the fullest extent permitted by law any claim that any such suit, action, or proceeding brought in any such court has been brought in an inconvenient forum. A final judgment (in respect of which time for all appeals has elapsed) in any such suit, action, or proceeding shall be conclusive and may be enforced in any court to the jurisdiction of which such party is or may be subject, by suit upon judgment.

(d)	Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT THAT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT, OR OTHERWISE). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT, OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 17.

(e)	Service of Process. Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 11.1.

18.	Headings. The headings herein are for purposes of reference only and shall not limit or otherwise affect the meaning of any of the provisions hereof.

19.	TERMS GENERALLY. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine, and neuter forms. The words “include,” “includes,” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument, or other document herein shall be construed as referring to such agreement, instrument, or other document as from time to time amended, supplemented, or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof,” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, and (d) all references herein to Sections and Exhibits shall be construed to refer to Sections of and Exhibits to this Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has duly executed this Warrant as of the date of issuance first set forth above.

By:	WHEELER REAL ESTATE INVESTMENT TRUST, INC. a Maryland corporation

	By:	/s/ Daniel Khoshaba
		Name:	Daniel Khoshaba
		Title:	President and CEO

[Signature Page - Warrant]

Accepted and agreed as of the date of issuance:

HOLDER:

POWERSCOURT INVESTMENTS XXII, LP

By:	Powerscourt Investments GP, LLC

By:	Maples Fiduciary Services (Delaware) Inc., its Managing Member

By:	/s/ Edward Truitt
	Name:	Edward Truitt
	Title:	Authorized Signatory

[Signature Page - Warrant]